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                                                                       Exhibit 5
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                           DRINKER BIDDLE & REATH LLP
                        105 College Road East, Suite 300
                                  P.O. Box 627
                           Princeton, NJ  08542-0627
                             Phone: (609) 716-6500


                                August 20, 1997

Envirogen, Inc.
4100 Quakerbridge Road
Lawrenceville, New Jersey 08648

          Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as counsel to Envirogen, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended, relating to the public offering of 10,385,715 shares of the Company's common stock, par value $.01 per share (the "Shares").

     In this connection, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and the By-laws of the Company, as amended and restated, resolutions of the Company's Board of Directors, and such other documents and corporate records relating to the Company and the issuance and sale of the Shares as we have deemed appropriate. This opinion is based exclusively on the laws of the State of New Jersey and the General Corporation Law of the State of Delaware.

     On the basis of the foregoing, we are of the opinion that the Shares have been validly issued and are fully paid and non-assessable by the Company.

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act of 1933.

     We advise that Morgan R. Jones, Esq., a partner in our firm, is the Secretary of the Company.

                                       Very truly yours,

                                       /s/ Drinker Biddle & Reath LLP
                                       DRINKER BIDDLE & REATH LLP